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                                                                     EXHIBIT (p)

                               Purchase Agreement


The Gabelli Global Gold, Natural Resources & Income Trust (the "Fund"), a Delaware statutory trust, and Gabelli Asset Management Inc. (the "Buyer") hereby agree as follows:

         1. The Fund hereby offers the Buyer and the Buyer hereby purchases 5,236 Common Shares of Beneficial Interest of the Fund, par value $.001 (the "Shares"), at $19.10 per share. The Shares are the "initial shares" of the Fund. The Buyer hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Fund hereby acknowledges receipt from the Buyer of funds in the amount of $100,007.60 in full payment for the Shares.

         2. The Buyer represents and warrants to the Fund that the Shares purchased by the Buyer are being acquired for investment purposes and not for the purpose of distribution.

         3. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund.

         4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 10th day of March, 2005.



                                            THE GABELLI GLOBAL GOLD,
                                            NATURAL RESOURCES & INCOME TRUST


                                            By: /s/ Bruce N. Alpert
                                                ----------------------
                                                Bruce N. Alpert
                                                President


                                            GABELLI ASSET MANAGEMENT INC.


                                            By: /s/ Michael R. Anastasio
                                                ----------------------
                                                Michael R. Anastasio
                                                Chief Financial Officer